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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MGI PHARMA, INC.:

We consent to the incorporation by reference in the Registration Statements (Nos. 2-94654, 33-13785, 33-23098, 33-23099, 33-65026, 33-79024, 333-38453,
333-57691, 333-36658 and 333-92458) on Form S-8 and Registration Statements (Nos. 333-42140, 333-50542, 333-73206 and 333-101745) on Form S-3 of MGI PHARMA,
Inc. of our reports dated February 11, 2003, with respect to the balance sheets of MGI PHARMA, Inc. as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which reports appear in the Annual Report on Form 10-K of MGI PHARMA, Inc. for the fiscal year ended December 31, 2002.

                                  /s/ KPMG LLP

Minneapolis, Minnesota
March 19, 2003